EXHIBIT 99.1

Brookline Bancorp Announces Fourth Quarter Results

Net Income of $28.5 million, EPS of $0.37

BOSTON, Jan. 26, 2022 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $28.5 million, or $0.37 per basic and diluted share, for the fourth quarter of 2021, compared to $28.8 million, or $0.37 per basic and diluted share, for the third quarter of 2021, and $26.7 million, or $0.34 per basic and diluted share, for the fourth quarter of 2020.

For the year ended December 31, 2021, the Company reported record net income of $115.4 million, or $1.48 per basic and diluted share. This compared to $47.6 million, or $0.60 per basic and diluted share, for the year ended December 31, 2020.

Paul Perrault, Chairman and Chief Executive Officer commented on the Company’s performance, “I am pleased with our strong financial performance and earnings growth in 2021. We finished the year with exceptional loan growth and we are well positioned as we look forward to the coming year.  In the fourth quarter we continued to build on our legacy of providing our customers with an array of robust financial offerings by launching Clarendon Private, an investment and wealth management company. This past year was challenging in many respects, and I would like to recognize our employees for their hard work and dedication throughout the year providing exceptional service to our customers. As we continue to navigate these challenging times, we remain cautiously optimistic for the future.”

BALANCE SHEET

Total assets at December 31, 2021 increased $290.0 million to $8.6 billion from $8.3 billion at September 30, 2021, and decreased $339.8 million from $8.9 billion at December 31, 2020. At December 31, 2021, total loans and leases were $7.2 billion, representing an increase of $222.8 million from September 30, 2021, and a decrease of $115.1 million from December 31, 2020.

The Company funded a total of 4,700 of Small Business Administration's Paycheck Protection Program ("PPP") loans in the aggregate amount of $872.1 million. As of December 31, 2021, $67.7 million in PPP loans remain outstanding, net of deferred fees and costs of $1.7 million. Excluding PPP loan activity, the core loan portfolio grew $315.6 million in the fourth quarter compared to growth of $99.2 million in the third quarter.

Total investment securities at December 31, 2021 decreased $11.2 million to $720.9 million from $732.0 million at September 30, 2021, and decreased $25.5 million from $746.3 million at December 31, 2020. Total cash and cash equivalents at December 31, 2021 increased $88.6 million to $327.7 million from $239.1 million at September 30, 2021, and decreased $107.2 million from $434.9 million at December 31, 2020. As of December 31, 2021, total investment securities and total cash and cash equivalents represented 12.2 percent of total assets as compared to 11.7 percent and 13.2 percent as of September 30, 2021 and December 31, 2020, respectively.

Total deposits at December 31, 2021 increased $176.9 million to $7.05 billion from $6.87 billion at September 30, 2021 and increased $139.2 million from $6.91 billion at December 31, 2020.

Total borrowed funds at December 31, 2021 increased $89.8 million to $357.3 million from $267.5 million at September 30, 2021 and decreased $462.9 million from $820.2 million at December 31, 2020.

The ratio of stockholders’ equity to total assets was 11.57 percent at December 31, 2021, as compared to 11.77 percent at September 30, 2021, and 10.53 percent at December 31, 2020. The ratio of tangible stockholders’ equity to tangible assets (non-GAAP) was 9.87 percent at December 31, 2021, as compared to 10.01 percent at September 30, 2021, and 8.86 percent at December 31, 2020. Tangible book value per common share (non-GAAP) increased $0.22 from $10.51 at September 30, 2021 to $10.73 at December 31, 2021, compared to $9.96 at December 31, 2020.

NET INTEREST INCOME

Net interest income increased $0.8 million to $71.5 million during the fourth quarter of 2021 from $70.7 million for the quarter ended September 30, 2021. The net interest margin decreased 1 basis point to 3.52 percent for the three months ended December 31, 2021 from 3.53 percent for the three months ended September 30, 2021.

NON-INTEREST INCOME

Total non-interest income for the quarter ended December 31, 2021 increased $5.1 million to $10.7 million from $5.6 million for the quarter ended September 30, 2021. The increase was primarily driven by increases of $3.8 million in loan level derivative income, net, and $1.4 million in gain on sales of loans and leases.

PROVISION FOR CREDIT LOSSES

The Company recorded a provision for credit losses of $0.8 million for the quarter ended December 31, 2021, compared to a negative provision of $3.1 million for the quarter ended September 30, 2021. Total net charge-offs for the fourth quarter of 2021 were $2.1 million compared to $1.3 million in the third quarter of 2021. The increase was primarily driven by an increase in net charge-offs on equipment financing loans of $0.9 million, partially offset by a decrease in net charge-offs on commercial loans of $0.1 million. The ratio of net loan and lease charge-offs to average loans and leases on an annualized basis increased to 12 basis points for the fourth quarter of 2021 from 7 basis points for the third quarter of 2021.

The allowance for loan and lease losses represented 1.38 percent of total loans and leases at December 31, 2021, compared to 1.48 percent at September 30, 2021, and 1.57 percent at December 31, 2020. Excluding PPP loans, the allowance for loan and lease losses represents 1.40 percent coverage at December 31, 2021 compared to 1.51 percent at September 30, 2021, and 1.69 percent at December 31, 2020.

ASSET QUALITY

The ratio of total nonperforming loans and leases to total loans and leases was 0.45 percent at December 31, 2021 as compared to 0.52 percent at September 30, 2021. Nonperforming loans and leases decreased $3.4 million to $32.5 million at December 31, 2021 from $35.9 million at September 30, 2021. The ratio of nonperforming assets to total assets was 0.39 percent at December 31, 2021 as compared to 0.44 percent at September 30, 2021. Nonperforming assets decreased $3.3 million to $33.2 million at December 31, 2021 from $36.5 million at September 30, 2021.

From March 1, 2020 through the earlier of January 1, 2022 or 60 days after the termination date of the national emergency declared by the President on March 13, 2020 concerning the COVID-19 outbreak, a financial institution may elect to suspend the requirements under accounting principles generally accepted in the U.S. for loan modifications related to the COVID-19 pandemic that would otherwise be categorized as a troubled debt restructured, including impairment accounting. This troubled debt restructuring relief applies for the term of the loan modification that occurs during the applicable period for a loan that was not more than 30 days past due as of December 31, 2019. Financial institutions are required to maintain records of the volume of loans involved in modifications to which troubled debt restructuring relief is applicable. As of December 31, 2021, approximately 96 percent of loans granted an initial loan payment deferral have returned to payment status and 98 credits totaling $38.1 million or 0.5 percent of total loans outstanding have been modified.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended December 31, 2021 increased $2.0 million to $42.9 million from $40.9 million for the quarter ended September 30, 2021. The increase was primarily driven by increases of $1.4 million in compensation and employee benefits and $0.7 million in other non-interest expense, partially offset by a decrease of $0.2 million in advertising and marketing expense.

PROVISION FOR INCOME TAXES

The effective tax rate was 25.9 percent and 25.3 percent for the three and twelve months ended December 31, 2021, respectively.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets decreased to 1.35 percent during the fourth quarter of 2021 compared to 1.38 percent for the third quarter of 2021; and was 1.36 percent for the year ended December 31, 2021, compared to 0.55 percent for the year ended December 31, 2020.

The annualized return on average tangible stockholders' equity decreased to 13.84 percent during the fourth quarter of 2021 compared to 14.15 percent for the third quarter of 2021; and was 14.35 percent for the year ended December 31, 2021 compared to 6.17 percent for the year ended December 31, 2020.

DIVIDEND DECLARED

The Company’s Board approved a dividend of $0.125 per share for the quarter ended December 31, 2021. The dividend will be paid on February 25, 2022 to stockholders of record on February 11, 2022.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Time on Thursday, January 27, 2022 to discuss the results for the quarter, business highlights and outlook. A copy of the Earnings Presentation is available on the Company’s website, www.brooklinebancorp.com. To listen to the call and view the Company’s Earnings Presentation, please join the call via https://services.choruscall.com/links/brkl220127.html. To listen to the call without access to the slides, please dial 844-200-6205 (United States) or 929-526-1599 (internationally) and ask for the Brookline Bancorp, Inc. call (Access Code 817809). A recording of the call will be available for one week following the call on the Company’s website under “Investor Relations” or by dialing 866-813-9403 (United States) or 1-929-458-6194 (internationally) and entering the passcode: 342504.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $8.6 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank and Bank Rhode Island (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com and www.bankri.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regard the potential effects of the COVID-19 pandemic on the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, ongoing disruptions due to the COVID-19 pandemic, general business and economic conditions on a national basis and in the local markets in which the Company operates; changes in consumer behavior due to changing political business and economic conditions or legislative or regulatory initiatives; the possibility that future credit losses may be higher than currently expected; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; turbulence in capital and debt markets; and the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the SEC. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, the allowance for loan and lease losses as a percentage of total loans and leases less PPP loans, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets (annualized) and return on average tangible stockholders' equity (annualized). These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

INVESTOR RELATIONS:

Contact:	Carl M. Carlson Brookline Bancorp, Inc. Co-President and Chief Financial Officer (617) 425-5331 ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended					At and for the Twelve Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$71,461	$70,697	$71,106	$69,109	$68,225	$282,373	$260,163
Provision (credit) for credit losses	751	(3,110)	(3,331)	(2,147)	(2,103)	(7,837)	61,886
Non-interest income	10,699	5,586	5,910	4,794	4,219	26,989	24,644
Non-interest expense	42,909	40,922	37,966	40,811	40,038	162,608	160,844
Income before provision for income taxes	38,500	38,471	42,381	35,239	34,509	154,591	62,077
Net income	28,545	28,839	31,602	26,454	26,663	115,440	47,635

Performance Ratios:
Net interest margin (1)	3.52%	3.53%	3.52%	3.39%	3.23%	3.49%	3.17%
Interest-rate spread (1)	3.42%	3.39%	3.34%	3.15%	3.03%	3.32%	2.88%
Return on average assets (annualized)	1.35%	1.38%	1.48%	1.21%	1.20%	1.36%	0.55%
Return on average tangible assets (annualized) (non-GAAP)	1.38%	1.41%	1.51%	1.24%	1.22%	1.38%	0.56%
Return on average stockholders' equity (annualized)	11.56%	11.79%	13.21%	11.18%	11.38%	11.93%	5.09%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	13.84%	14.15%	15.92%	13.51%	13.79%	14.35%	6.17%
Efficiency ratio (2)	52.23%	53.64%	49.30%	55.22%	55.27%	52.56%	56.47%

Per Common Share Data:
Net income — Basic	$0.37	$0.37	$0.40	$0.34	$0.34	$1.48	$0.60
Net income — Diluted	0.37	0.37	0.40	0.34	0.34	1.48	0.60
Cash dividends declared	0.125	0.125	0.120	0.120	0.115	0.490	0.460
Book value per share (end of period)	12.82	12.61	12.44	12.10	12.05	12.82	12.05
Tangible book value per common share (end of period) (non-GAAP)	10.73	10.51	10.35	10.01	9.96	10.73	9.96
Stock price (end of period)	16.19	15.26	14.95	15.00	12.04	16.19	12.04

Balance Sheet:
Total assets	$8,602,622	$8,312,649	$8,461,964	$8,559,810	$8,942,424	$8,602,622	$8,942,424
Total loans and leases	7,154,457	6,931,694	7,020,275	7,267,552	7,269,553	7,154,457	7,269,553
Total deposits	7,049,906	6,873,010	6,894,701	6,866,786	6,910,696	7,049,906	6,910,696
Total stockholders’ equity	995,342	978,452	972,252	945,399	941,778	995,342	941,778

Asset Quality:
Nonperforming assets	$33,177	$36,461	$34,588	$37,403	$44,963	$33,177	$44,963
Nonperforming assets as a percentage of total assets	0.39%	0.44%	0.41%	0.44%	0.50%	0.39%	0.50%
Allowance for loan and lease losses	$99,084	$102,515	$106,474	$109,837	$114,379	$99,084	$114,379
Allowance for loan and lease losses as a percentage of total loans and leases	1.38%	1.48%	1.52%	1.51%	1.57%	1.38%	1.57%
Net loan and lease charge-offs	$2,124	$1,255	$595	$1,760	$4,381	$5,734	$12,961
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.12%	0.07%	0.03%	0.10%	0.24%	0.08%	0.18%

Capital Ratios:
Stockholders’ equity to total assets	11.57%	11.77%	11.49%	11.04%	10.53%	11.57%	10.53%
Tangible stockholders’ equity to tangible assets (non-GAAP)	9.87%	10.01%	9.75%	9.31%	8.86%	9.87%	8.86%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$66,265	$28,865	$36,079	$41,284	$36,069
Short-term investments	261,472	210,279	284,370	89,643	398,848
Total cash and cash equivalents	327,737	239,144	320,449	130,927	434,917
Investment securities available-for-sale	720,866	732,020	694,151	729,901	745,822
Equity securities held-for-trading	-	-	-	518	526
Total investment securities	720,866	732,020	694,151	730,419	746,348
Loans and leases:
Commercial real estate loans	4,103,040	3,909,011	3,815,581	3,790,341	3,823,826
Commercial loans and leases	1,887,136	1,869,686	2,038,851	2,324,202	2,274,899
Consumer loans	1,164,281	1,152,997	1,165,843	1,153,009	1,170,828
Total loans and leases	7,154,457	6,931,694	7,020,275	7,267,552	7,269,553
Allowance for loan and lease losses	(99,084)	(102,515)	(106,474)	(109,837)	(114,379)
Net loans and leases	7,055,373	6,829,179	6,913,801	7,157,715	7,155,174
Restricted equity securities	28,981	28,098	31,627	40,400	49,786
Premises and equipment, net of accumulated depreciation	70,359	70,811	71,240	72,524	71,568
Right-of-use asset operating leases	20,508	21,879	22,682	23,180	24,143
Deferred tax asset	38,987	39,643	41,324	42,857	40,129
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net of accumulated amortization	2,276	2,484	2,692	2,920	3,152
Other real estate owned and repossessed assets	718	601	372	6,383	6,515
Other assets	176,390	188,363	203,199	192,058	250,265
Total assets	$8,602,622	$8,312,649	$8,461,964	$8,559,810	$8,942,424
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand checking accounts	$1,888,462	$1,816,116	$1,926,713	$1,724,170	$1,592,205
NOW accounts	604,097	513,032	495,598	481,988	513,948
Savings accounts	915,804	823,095	782,482	724,504	701,659
Money market accounts	2,358,306	2,393,362	2,250,651	2,192,468	2,018,977
Certificate of deposit accounts	1,117,695	1,141,861	1,178,131	1,273,105	1,389,998
Brokered deposit accounts	165,542	185,544	261,126	470,551	693,909
Total deposits	7,049,906	6,873,010	6,894,701	6,866,786	6,910,696
Borrowed funds:
Advances from the FHLBB	147,907	113,977	204,154	378,646	648,849
Subordinated debentures and notes	83,897	83,859	83,821	83,783	83,746
Other borrowed funds	125,517	69,703	75,039	83,574	87,652
Total borrowed funds	357,321	267,539	363,014	546,003	820,247
Operating lease liabilities	20,508	21,879	22,682	23,180	24,143
Mortgagors’ escrow accounts	6,296	6,455	6,231	6,483	5,901
Reserve for unfunded credits	14,794	12,736	13,142	13,705	13,071
Accrued expenses and other liabilities	158,455	152,578	189,942	158,254	226,588
Total liabilities	7,607,280	7,334,197	7,489,712	7,614,411	8,000,646
Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, and 85,177,172 shares issued, respectively	852	852	852	852	852
Additional paid-in capital	736,826	735,990	738,557	737,882	737,178
Retained earnings, partially restricted	342,639	323,862	304,466	282,301	264,892
Accumulated other comprehensive income	(110)	2,615	6,089	2,082	16,490
Treasury stock, at cost;
7,037,464 shares, 7,034,754 shares, 6,536,478 shares, 6,534,602 shares, and 6,525,783 shares, respectively	(84,718)	(84,684)	(77,493)	(77,463)	(77,343)
Unallocated common stock held by the Employee Stock Ownership Plan;
24,660 shares, 31,278 shares, 37,890 shares, 44,502 shares, and 51,114 shares, respectively	(147)	(183)	(219)	(255)	(291)
Total stockholders' equity	995,342	978,452	972,252	945,399	941,778
Total liabilities and stockholders' equity	$8,602,622	$8,312,649	$8,461,964	$8,559,810	$8,942,424

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$73,560	$74,332	$75,026	$75,009	$76,583
Debt securities	2,972	2,967	3,121	3,118	3,335
Marketable and restricted equity securities	325	313	233	301	490
Short-term investments	88	83	42	39	59
Total interest and dividend income	76,945	77,695	78,422	78,467	80,467
Interest expense:
Deposits	4,055	4,571	5,380	6,707	8,825
Borrowed funds	1,429	2,427	1,936	2,651	3,417
Total interest expense	5,484	6,998	7,316	9,358	12,242
Net interest income	71,461	70,697	71,106	69,109	68,225
Provision (credit) for credit losses	751	(3,110)	(3,331)	(2,147)	(2,103)
Net interest income after provision for credit losses	70,710	73,807	74,437	71,256	70,328
Non-interest income:
Deposit fees	2,653	2,629	3,015	2,281	2,358
Loan fees	448	487	607	599	588
Loan level derivative income, net	3,981	218	7	474	145
(Loss) gain on investment securities, net	(32)	-	1	(7)	-
Gain on sales of loans and leases held-for-sale	1,933	557	538	709	67
Other	1,716	1,695	1,742	738	1,061
Total non-interest income	10,699	5,586	5,910	4,794	4,219
Non-interest expense:
Compensation and employee benefits	28,598	27,206	25,161	25,821	25,054
Occupancy	3,558	3,567	3,832	4,004	3,806
Equipment and data processing	4,576	4,556	4,697	4,493	4,193
Professional services	1,151	1,072	1,245	1,226	1,338
FDIC insurance	617	662	657	1,044	1,630
Advertising and marketing	880	1,077	1,110	1,100	1,010
Amortization of identified intangible assets	208	208	228	232	312
Other	3,321	2,574	1,036	2,891	2,695
Total non-interest expense	42,909	40,922	37,966	40,811	40,038
Income before provision for income taxes	38,500	38,471	42,381	35,239	34,509
Provision for income taxes	9,955	9,632	10,779	8,785	7,846
Net income	$28,545	$28,839	$31,602	$26,454	$26,663
Earnings per common share:
Basic	$0.37	$0.37	$0.40	$0.34	$0.34
Diluted	$0.37	$0.37	$0.40	$0.34	$0.34
Weighted average common shares outstanding during the period:
Basic	77,610,608	78,000,261	78,150,364	78,143,752	78,533,351
Diluted	77,864,097	78,240,633	78,470,451	78,404,063	78,680,873
Dividends paid per common share	$0.125	$0.120	$0.120	$0.115	$0.115

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Twelve Months Ended December 31,
	2021	2020
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$297,927	$309,798
Debt securities	12,178	13,758
Marketable and restricted equity securities	1,172	2,848
Short-term investments	252	413
Total interest and dividend income	311,529	326,817
Interest expense:
Deposits	20,713	48,426
Borrowed funds	8,443	18,228
Total interest expense	29,156	66,654
Net interest income	282,373	260,163
(Credit) provision for credit losses	(7,837)	61,886
Net interest income after provision for credit losses	290,210	198,277
Non-interest income:
Deposit fees	10,578	9,050
Loan fees	2,095	2,048
Loan level derivative income, net	4,680	4,268
(Loss) gain on investment securities, net	(38)	1,970
Gain on sales of loans and leases held-for-sale	3,737	1,118
Other	5,937	6,190
Total non-interest income	26,989	24,644
Non-interest expense:
Compensation and employee benefits	106,786	100,985
Occupancy	14,961	15,386
Equipment and data processing	18,322	17,345
Professional services	4,694	5,157
FDIC insurance	2,980	4,229
Advertising and marketing	4,167	4,126
Amortization of identified intangible assets	876	1,271
Other	9,822	12,345
Total non-interest expense	162,608	160,844
Income before provision for income taxes	154,591	62,077
Provision for income taxes	39,151	14,442
Net income	$115,440	$47,635
Earnings per common share:
Basic	$1.48	$0.60
Diluted	$1.48	$0.60
Weighted average common shares outstanding during the period:
Basic	77,974,851	78,951,892
Diluted	78,243,416	79,103,289
Dividends paid per common share	$0.480	$0.460

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

	At and for the Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$10,848	$10,963	$11,657	$3,611	$3,300
Multi-family mortgage	-	-	-	-	-
Construction	-	-	-	3,853	3,853
Total commercial real estate loans	10,848	10,963	11,657	7,464	7,153

Commercial	2,318	2,539	3,207	3,161	7,702
Equipment financing	15,014	17,655	14,872	15,772	16,757
Condominium association	84	91	97	106	112
Total commercial loans and leases	17,416	20,285	18,176	19,039	24,571

Residential mortgage	3,909	4,150	3,638	3,722	5,587
Home equity	285	461	744	793	1,136
Other consumer	1	1	1	2	1
Total consumer loans	4,195	4,612	4,383	4,517	6,724

Total nonaccrual loans and leases	32,459	35,860	34,216	31,020	38,448

Other real estate owned	-	-	-	5,328	5,415
Other repossessed assets	718	601	372	1,055	1,100
Total nonperforming assets	$33,177	$36,461	$34,588	$37,403	$44,963

Loans and leases past due greater than 90 days and still accruing	$1	$838	$3,154	$1,179	$11,975

Troubled debt restructurings on accrual	12,580	13,526	14,387	16,770	11,483
Troubled debt restructurings on nonaccrual	6,709	6,655	6,410	6,293	7,476
Total troubled debt restructurings	$19,289	$20,181	$20,797	$23,063	$18,959

Nonperforming loans and leases as a percentage of total loans and leases	0.45%	0.52%	0.49%	0.43%	0.53%
Nonperforming assets as a percentage of total assets	0.39%	0.44%	0.41%	0.44%	0.50%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$102,515	$106,474	$109,837	$114,379	$119,971
Charge-offs	(2,562)	(1,600)	(1,221)	(2,143)	(4,810)
Recoveries	438	345	626	383	429
Net charge-offs	(2,124)	(1,255)	(595)	(1,760)	(4,381)
Provision (credit) for loan and lease losses excluding unfunded commitments *	(1,307)	(2,704)	(2,768)	(2,782)	(1,211)
Allowance for loan and lease losses at end of period	$99,084	$102,515	$106,474	$109,837	$114,379

Allowance for loan and lease losses as a percentage of total loans and leases	1.38%	1.48%	1.52%	1.51%	1.57%

NET CHARGE-OFFS:
Commercial real estate loans	$-	$(1)	$17	$-	$3,444
Commercial loans and leases	2,143	1,276	695	1,809	1,011
Consumer loans	(19)	(20)	(117)	(49)	(74)
Total net charge-offs	$2,124	$1,255	$595	$1,760	$4,381

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.12%	0.07%	0.03%	0.10%	0.24%

*Provision for loan and lease losses does not include provision (credit) of $2.1 million, $(0.4) million, $(0.6) million, $0.6 million, and $(0.9) million for credit losses on unfunded commitments during the three months ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020 respectively.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$727,734	$2,972	1.63%	$713,593	$2,967	1.66%	$770,414	$3,334	1.73%
Marketable and restricted equity securities (2)	27,019	325	4.81%	28,877	313	4.33%	51,469	491	3.81%
Short-term investments	224,573	88	0.16%	220,110	83	0.15%	223,665	59	0.10%
Total investments	979,326	3,385	1.38%	962,580	3,363	1.40%	1,045,548	3,884	1.49%
Loans and Leases:
Commercial real estate loans (3)	3,996,647	35,762	3.50%	3,851,677	35,124	3.57%	3,833,172	35,526	3.63%
Commercial loans (3)	820,932	10,146	4.84%	901,862	11,715	5.09%	1,260,883	11,936	3.71%
Equipment financing (3)	1,092,457	18,175	6.65%	1,079,059	17,725	6.57%	1,086,855	18,626	6.86%
Residential mortgage loans (3)	796,326	6,785	3.41%	788,874	6,989	3.54%	803,884	7,530	3.75%
Other consumer loans (3)	368,087	2,751	2.96%	364,914	2,830	3.07%	385,818	3,020	3.10%
Total loans and leases	7,074,449	73,619	4.16%	6,986,386	74,383	4.26%	7,370,612	76,638	4.16%
Total interest-earning assets	8,053,775	77,004	3.82%	7,948,966	77,746	3.91%	8,416,160	80,522	3.83%
Non-interest-earning assets	408,456			411,669			458,307
Total assets	$8,462,231			$8,360,635			$8,874,467

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$528,335	101	0.08%	$502,093	116	0.09%	$451,014	126	0.11%
Savings accounts	897,821	219	0.10%	785,657	248	0.12%	701,378	245	0.14%
Money market accounts	2,430,496	1,615	0.26%	2,387,080	1,616	0.27%	1,947,686	1,546	0.32%
Certificates of deposit	1,129,645	2,072	0.73%	1,160,113	2,430	0.83%	1,452,867	5,718	1.57%
Brokered deposit accounts	116,611	48	0.16%	216,112	161	0.30%	746,281	1,190	0.63%
Total interest-bearing deposits	5,102,908	4,055	0.32%	5,051,055	4,571	0.36%	5,299,226	8,825	0.66%
Borrowings:
Advances from the FHLBB	76,786	117	0.59%	119,043	1,152	3.79%	619,844	2,118	1.34%
Subordinated debentures and notes	83,878	1,241	5.92%	83,840	1,242	5.92%	83,725	1,245	5.95%
Other borrowed funds	112,137	71	0.25%	76,380	33	0.17%	81,320	54	0.26%
Total borrowings	272,801	1,429	2.05%	279,263	2,427	3.40%	784,889	3,417	1.70%
Total interest-bearing liabilities	5,375,709	5,484	0.40%	5,330,318	6,998	0.52%	6,084,115	12,242	0.80%
Non-interest-bearing liabilities:
Demand checking accounts	1,892,763			1,827,501			1,587,618
Other non-interest-bearing liabilities	206,237			224,445			265,440
Total liabilities	7,474,709			7,382,264			7,937,173
Stockholders’ equity	987,522			978,371			937,294
Total liabilities and equity	$8,462,231			$8,360,635			$8,874,467
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		71,520	3.42%		70,748	3.39%		68,280	3.03%
Less adjustment of tax-exempt income		59			51			55
Net interest income		$71,461			$70,697			$68,225
Net interest margin (5)			3.52%			3.53%			3.23%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Twelve Months Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$729,147	$12,178	1.67%	$750,689	$13,823	1.84%
Marketable and restricted equity securities (2)	34,074	1,172	3.44%	61,873	2,862	4.63%
Short-term investments	217,784	252	0.12%	186,617	413	0.22%
Total investments	981,005	13,602	1.39%	999,179	17,098	1.71%
Loans and Leases:
Commercial real estate loans (3)	3,854,357	139,451	3.57%	3,781,201	148,438	3.86%
Commercial loans (3)	1,020,627	47,647	4.61%	1,140,699	41,391	3.57%
Equipment financing (3)	1,081,287	71,906	6.65%	1,074,561	75,563	7.03%
Residential mortgage loans (3)	788,614	27,933	3.54%	810,855	31,392	3.87%
Other consumer loans (3)	369,326	11,209	3.03%	402,672	13,255	3.28%
Total loans and leases	7,114,211	298,146	4.19%	7,209,988	310,039	4.30%
Total interest-earning assets	8,095,216	311,748	3.85%	8,209,167	327,137	3.99%
Non-interest-earning assets	422,984			474,402
Total assets	$8,518,200			$8,683,569

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$502,189	493	0.10%	$408,374	484	0.12%
Savings accounts	793,141	950	0.12%	670,217	1,503	0.22%
Money market accounts	2,288,740	6,214	0.27%	1,817,085	9,519	0.52%
Certificates of deposit	1,210,451	11,758	0.97%	1,577,104	30,355	1.92%
Brokered deposit accounts	338,734	1,298	0.38%	512,803	6,565	1.28%
Total interest-bearing deposits	5,133,255	20,713	0.40%	4,985,583	48,426	0.97%
Borrowings:
Advances from the FHLBB	232,175	3,302	1.40%	859,389	12,842	1.47%
Subordinated debentures and notes	83,821	4,967	5.93%	83,667	5,038	6.02%
Other borrowed funds	88,818	174	0.20%	90,587	348	0.38%
Total borrowings	404,814	8,443	2.06%	1,033,643	18,228	1.73%
Total interest-bearing liabilities	5,538,069	29,156	0.53%	6,019,226	66,654	1.11%
Non-interest-bearing liabilities:
Demand checking accounts	1,787,959			1,451,556
Other non-interest-bearing liabilities	224,634			276,712
Total liabilities	7,550,662			7,747,494
Stockholders’ equity	967,538			936,075
Total liabilities and equity	$8,518,200			$8,683,569
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		282,592	3.32%		260,483	2.88%
Less adjustment of tax-exempt income		219			320
Net interest income		$282,373			$260,163
Net interest margin (5)			3.49%			3.17%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

				At and for the Three Months Ended December 31,		At and for the Twelve Months Ended December 31,
				2021	2020	2021	2020
Reconciliation Table - Non-GAAP Financial Information				(Dollars in Thousands Except Share Data)

Net income				$28,545	$26,663	$115,440	$47,635
Less:
Security (losses) gains (after-tax)				(24)	-	(28)	1,511
Operating earnings				$28,569	$26,663	$115,468	$46,124

Operating earnings per common share:
Basic				$0.37	$0.34	$1.48	$0.58
Diluted				0.37	0.34	1.48	0.58

Weighted average common shares outstanding during the period:
Basic				77,610,608	78,533,351	77,974,851	78,951,892
Diluted				77,864,097	78,680,873	78,243,416	79,103,289

Return on average assets *				1.35%	1.20%	1.36%	0.55%
Less:
Security gains (after-tax) *				-%	-%	-%	0.02%
Operating return on average assets *				1.35%	1.20%	1.36%	0.53%

Return on average tangible assets *				1.38%	1.22%	1.38%	0.56%
Less:
Security gains (after-tax) *				-%	-%	-%	0.02%
Operating return on average tangible assets *				1.38%	1.22%	1.38%	0.54%

Return on average stockholders' equity *				11.56%	11.38%	11.93%	5.09%
Less:
Security (losses) gains (after-tax) *				(0.01)%	-%	-%	0.16%
Operating return on average stockholders' equity *				11.57%	11.38%	11.93%	4.93%

Return on average tangible stockholders' equity *				13.84%	13.79%	14.35%	6.17%
Less:
Security (losses) gains (after-tax) *				(0.01)%	-%	-%	0.20%
Operating return on average tangible stockholders' equity *				13.85%	13.79%	14.35%	5.97%

* Ratios at and for the three months ended are annualized.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

	At and for the Three Months Ended					At and for the Twelve Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(Dollars in Thousands)

Net income, as reported	$28,545	$28,839	$31,602	$26,454	$26,663	$115,440	$47,635

Average total assets	$8,462,231	$8,360,635	$8,540,228	$8,714,158	$8,874,467	$8,518,200	$8,683,569
Less: Average goodwill and average identified intangible assets, net	162,804	163,011	163,224	163,457	163,758	163,122	164,227
Average tangible assets	$8,299,427	$8,197,624	$8,377,004	$8,550,701	$8,710,709	$8,355,078	$8,519,342

Return on average tangible assets (annualized)	1.38%	1.41%	1.51%	1.24%	1.22%	1.38%	0.56%

Average total stockholders’ equity	$987,522	$978,371	$957,207	$946,482	$937,294	$967,538	$936,075
Less: Average goodwill and average identified intangible assets, net	162,804	163,011	163,224	163,457	163,758	163,122	164,227
Average tangible stockholders’ equity	$824,718	$815,360	$793,983	$783,025	$773,536	$804,416	$771,848

Return on average tangible stockholders’ equity (annualized)	13.84%	14.15%	15.92%	13.51%	13.79%	14.35%	6.17%

Total stockholders’ equity	$995,342	$978,452	$972,252	$945,399	$941,778	$995,342	$941,778
Less:
Goodwill	160,427	160,427	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net	2,276	2,484	2,692	2,920	3,152	2,276	3,152
Tangible stockholders' equity	$832,639	$815,541	$809,133	$782,052	$778,199	$832,639	$778,199

Total assets	$8,602,622	$8,312,649	$8,461,964	$8,559,810	$8,942,424	$8,602,622	$8,942,424
Less:
Goodwill	160,427	160,427	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net	2,276	2,484	2,692	2,920	3,152	2,276	3,152
Tangible assets	$8,439,919	$8,149,738	$8,298,845	$8,396,463	$8,778,845	$8,439,919	$8,778,845

Tangible stockholders’ equity to tangible assets	9.87%	10.01%	9.75%	9.31%	8.86%	9.87%	8.86%

Tangible stockholders' equity	$832,639	$815,541	$809,133	$782,052	$778,199	$832,639	$778,199

Number of common shares issued	85,177,172	85,177,172	85,177,172	85,177,172	85,177,172	85,177,172	85,177,172
Less:
Treasury shares	7,037,464	7,034,754	6,536,478	6,534,602	6,525,783	7,037,464	6,525,783
Unallocated ESOP shares	24,660	31,278	37,890	44,502	51,114	24,660	51,114
Unvested restricted shares	500,098	502,808	448,105	449,981	458,800	500,098	458,800
Number of common shares outstanding	77,614,950	77,608,332	78,154,699	78,148,087	78,141,475	77,614,950	78,141,475

Tangible book value per common share	$10.73	$10.51	$10.35	$10.01	$9.96	$10.73	$9.96

Allowance for loan and lease losses	$99,084	$102,515	$106,474	$109,837	$114,379	$99,084	$114,379

Total loans and leases	$7,154,457	$6,931,694	$7,020,275	$7,267,552	$7,269,553	$7,154,457	$7,269,553
Less:
Total PPP loans	67,711	160,586	348,411	604,790	489,216	67,711	489,216
Total loans and leases excluding PPP loans	$7,086,746	$6,771,108	$6,671,864	$6,662,762	$6,780,337	$7,086,746	$6,780,337

Allowance for loan and lease losses as a percentage of total loans and leases less PPP loans	1.40%	1.51%	1.60%	1.65%	1.69%	1.40%	1.69%

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